SOUND SOURCE INTERACTIVE, INC.
                      COMMON STOCK PURCHASE AGREEMENT
                            September 8, 2000.


1.     PURCHASE AND SALE OF STOCK                                1

       1.1     Issuance and Sale of Initial Shares               1
       1.2     Initial Closing                                   2
       1.3     Amendment of Charter Documents                    2
       1.4     Change of Directors of Subsidiaries               3
       1.5     Issuance and Sale of Subsequent Shares            3
       1.6     Subsequent Closing                                3
       1.7     Change of Directors of SSI/DE                     4
       1.8     Use of Proceeds                                   4

2.     REPRESENTATIONS AND WARRANTIES OF SSI/DE                  4

       2.1     Organization, Good Standing and Qualification     4
       2.2     Authorization                                     5
       2.3     Capitalization                                    5
       2.4     Subsidiaries                                      6
       2.5     Valid Issuance of Shares                          6
       2.6     SEC Reports                                       6
       2.7     Financial Statements                              7
       2.8     Material Contracts and Agreements                 7
       2.9     Obligations to Related Parties                    7
       2.10     Title to Properties and Assets; Liens, etc       8
       2.11     Compliance with Other Instruments                8
       2.12     Litigation                                       8
       2.13     Taxes                                            9
       2.14     Employees                                       10
       2.15     Insurance                                       10
       2.16     Registration Rights                             10
       2.17     Governmental Consents                           10
       2.18     Offering                                        11
       2.19     Operating Rights; Compliance with Laws          11
       2.20     Rights in Proprietary Information               11
       2.21     Minutes                                         12
       2.22     Voting and Shareholders Agreements              12
       2.23     Environmental and Safety Laws                   12
       2.24     Manufacturing and Marketing Rights              12
       2.25     Changes                                         13
       2.26     Employee Benefit Plans                          14

3.     REPRESENTATIONS AND WARRANTIES OF PURCHASER              14

       3.1     Organization and Power                           14
       3.2     Authorization                                    14
       3.3     Investment Representations                       14

4.     CONDITIONS TO INITIAL AND SUBSEQUENT CLOSING             15

       4.1     Conditions to Obligations of Purchaser
               at the Initial Closing                           15
               (a)     Representations and Warranties True;
                       Performance of Obligations               16
               (b)     Absence of Material Adverse Change       16
               (c)     Compliance Certificate                   16
               (d)     Accumulated Deficits                     16
               (e)     Financial Certificate                    16
               (f)     Board Approvals                          16
               (g)     Registration Rights Agreement            16
               (h)     Lock-Up Agreement                        16
               (i)     Written Consent                          17
               (j)     SSI/CA Directors                         17
               (k)     Qualifications, Legal Investment         17
               (l)     Opinion of SSI/DE's Counsel              17
               (m)     Proceedings and Documents                17
               (n)     Absence of Litigation                    17
               (o)     Irrevocable Proxy                        17

        4.2     Conditions to Obligations of SSI/DE at the
                Initial Closing                                 17
                (a)     Representations and Warranties True     17
                (b)     Qualifications, Legal Investment        17
                (c)     Absence of Litigation                   18
        4.3     Conditions to Obligations of Purchaser at
                the Subsequent Closing                          18
                (a)     Representations and Warranties True;
                        Performance of Obligations              18
                (b)     Absence of Material Adverse Change      18
                (c)     Compliance Certificate                  18
                (d)     DE Amendment                            18
                (e)     Resignation of SSI/DE Directors         18
                (f)     Qualifications, Legal Investment        18
                (g)     Absence of Litigation                   18
                (h)     Third Party Consents                    19
                (i)     Opinion of SSI/DE's Counsel             19
        4.4     Conditions to Obligations of SSI/DE at
                the Subsequent Closing                          19
                (a)     Representations and Warranties True     19
                (b)     Compliance Certificate                  19
                (c)     DE Amendment                            19
                (d)     Qualifications, Legal Investment        19
                (e)     Absence of Litigation                   19

5.     COVENANTS                                                19

       5.1     Covenants of SSI/DE                              19
               (a)     Access                                   20
               (b)     Conduct of Business                      20
               (c)     Standstill Provisions                    20
               (d)     License Agreements                       20
               (e)     Termination of Existing Agreements       20
               (f)     Exclusivity                              21

6.     MISCELLANEOUS                                            21

       6.1     Governing Law                                    21
       6.2     Survival                                         22
       6.3     Public Disclosure                                22
       6.4     Successors and Assigns                           22
       6.5     Entire Agreement                                 22
       6.6     Separability                                     22
       6.7     Amendment and Waiver                             22
       6.8     Notices, etc                                     22
       6.9     Finders' Fees                                    23
       6.10    Fees and Expenses                                23
       6.11    Titles and Subtitles                             23
       6.12    Counterparts                                     23
       6.13    Delays or Omissions                              23

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                     SOUND SOURCE INTERACTIVE, INC.
                     COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 8th day of September, 2000, by and between TDK USA CORPORATION, a New York corporation ("Purchaser"), and SOUND SOURCE INTERACTIVE, INC., a Delaware corporation ("SSI/DE").

                               R E C I T A L S

     A. WHEREAS, SSI/DE is the owner, beneficially and of record, of all of the issued and outstanding capital stock and other securities of each of SOUND SOURCE INTERACTIVE, INC., a California corporation ("SSI/CA"), and BWTL, a California corporation (SSI/CA and BWTL are sometimes collectively referred to herein as the "Subsidiaries").

     B. WHEREAS, SSI/DE desires to issue and sell to Purchaser, and Purchaser desires to purchase and acquire from SSI/DE, a total of Sixteen Million Six Hundred Sixty-Seven Thousand (16,667,000) shares (the "Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of SSI/DE upon the terms and subject to the conditions set forth herein.

     C. WHEREAS, the number of authorized but unissued and unreserved shares of Common Stock under the present Certificate of Incorporation of SSI/DE are insufficient to permit the issuance and sale by SSI/DE to Purchaser of all of the Shares as of the date hereof.

     D. WHEREAS, the parties hereto desire to provide for (i) the initial issuance and sale by SSI/DE to Purchaser of Four Million Seven Hundred Fifty Thousand (4,750,000) Shares, (ii) the amendment of the Certificate of Incorporation of SSI/DE to increase the number of authorized shares of Common Stock, and (iii) the subsequent issuance and sale by SSI/DE to Purchaser of Eleven Million Nine Hundred Seventeen Thousand (11,917,000) Shares, all upon the terms and subject to the conditions set forth herein.

                           A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.    PURCHASE AND SALE OF SHARES AND OTHER ACTIONS.

      1.1 Issuance and Sale of Initial Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Initial Closing (as defined in Section 1.2 below), SSI/DE shall issue, sell and deliver to Purchaser, and Purchaser shall purchase and acquire from SSI/DE, Four Million Seven Hundred Fifty Thousand (4,750,000) shares of SSI/DE's authorized but unissued and unreserved Common Stock (the "Initial Shares") for the purchase price of $0.30 per Share and an aggregate purchase price of One Million Four Hundred Twenty-Five Thousand Dollars ($1,425,000) (the "Initial Purchase Price").
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     1.2     Initial Closing.

             (a) The purchase and sale of the Initial Shares shall take place at the offices of Squire, Sanders & Dempsey, LLP, 801 South Figueroa Street, 14th Floor, Los Angeles, California, at 10:00 AM, Pacific Time, on September 8, 2000, or at such other time and place as Purchaser and SSI/DE may agree upon in writing (which time and place are designated as the "Initial Closing").

              (b) At the Initial Closing, SSI/DE shall deliver to Purchaser a duly executed stock certificate registered in Purchaser's name evidencing the Initial Shares against Purchaser's payment to SSI/DE of the Initial Purchase Price by wire transfer of immediately available funds to a bank account designated in writing by SSI/DE to Purchaser prior to the Initial Closing. SSI/DE shall, in addition, deliver or cause to be delivered to Purchaser the duly executed Registration Rights Agreement and the Lock-Up Agreement described in Section 4.1 hereof (collectively, the "Ancillary Agreements"), together with such other documents, instruments and other deliveries described in Section 4.1 hereof.

     1.3     Amendment of Charter Documents.

            (a) At the Initial Closing, the Purchaser shall execute and deliver to SSI/DE a Written Consent of Stockholders of SSI/DE Acting in Lieu of Special Meeting in substantially the form attached hereto as Exhibit A for the purpose of authorizing, approving and adopting an amendment to SSI/DE's Certificate of Incorporation (the "DE Amendment") in substantially the form attached hereto as Exhibit B for the purpose of increasing its authorized number of shares of Common Stock to a total of Fifty Million (50,000,000) shares and changing its corporate name to "TDK Mediactive, Inc."; provided, however, that the parties hereto understand and acknowledge that the effectiveness of the foregoing stockholder action shall be subject to and conditioned upon the fulfillment of all applicable requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules of the Securities and Exchange Commission ("SEC") promulgated thereunder and the provisions of the Delaware General Corporation Law ("DGCL"). SSI/DE shall promptly take or cause to be taken, at its sole cost and expense, any and all actions that may be necessary under the Exchange Act, the SEC rules and the DGCL to permit the foregoing stockholder action to become effective as soon as practicable following the Initial Closing, which actions to be taken by SSI/DE shall include, without limitation, the preparation and filing of a Schedule 14C and any necessary amendments thereto with the SEC pursuant to Section 14(c) of the Exchange Act, the preparation and filing of an information statement and any necessary amendments thereto with the SEC pursuant to Rule 14f-1 under the Exchange Act (the "Information Statement") and the delivery of the Schedule 14C, the Information Statement and any other written notice required by the DGCL to the stockholders of SSI/DE. SSI/DE shall deliver to Purchaser a copy of the proposed form of the Schedule 14C and the Information Statement no less that five (5) business days prior to the proposed date of filing thereof with the SEC for purposes of review by Purchaser to confirm the accuracy and completeness of the discussion therein of Purchaser's designees to the Board of Directors of SSI/DE and of Purchaser's role in the transaction as contemplated by this Agreement. Upon the effectiveness of the stockholder actions set forth in the foregoing written consent, SSI/DE shall promptly file or cause to be filed the DE Amendment with the Delaware Secretary of State.

          (b) At the Initial Closing, and at its sole cost and expense, SSI/DE shall file or cause to be filed with the California Secretary of State an amendment to the Articles of Incorporation of SSI/CA (the "CA Amendment")

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in substantially the form attached hereto as Exhibit C for the purpose of changing SSI/CA's corporate name to "TDK Mediactive, Inc."

     1.4     Change of Directors of Subsidiaries.

            (a) At the Initial Closing, SSI/DE shall execute and deliver to SSI/CA a Written Consent of Sole Shareholder of SSI/CA Acting in Lieu of Special Meeting in substantially the form attached hereto as Exhibit D for the purpose of removing from office without cause all of the then acting directors of SSI/CA and electing in their place and stead the following persons: Kenichi Aoshima, Vincent J. Bitetti, Masatoshi Shikanai, Shin Tanabe, and John T. Wholihan. From and after the Initial Closing, SSI/DE shall not, without the prior written approval of Purchaser, remove any of the foregoing designees or elect any other person as a director of SSI/CA.

            (b) At the Initial Closing, SSI/DE shall execute and deliver to BWTL a Written Consent of Sole Shareholder of BWTL Acting in Lieu of Special Meeting in substantially the form attached hereto as Exhibit E for the purpose of removing from office without cause all of the then acting directors of BWTL and electing in their place and stead the following persons: Kenichi Aoshima, Vincent J. Bitetti, Masatoshi Shikanai, Shin Tanabe, and John T. Wholihan. From and after the Initial Closing, SSI/DE shall not, without the prior written approval of Purchaser, remove any of the foregoing designees or elect any other person as a director of BWTL. SSI/DE shall take any and all actions necessary to dissolve BWTL as soon as practicable after the Initial Closing.

     1.5 Issuance and Sale of Subsequent Shares. Upon the terms and subject to the conditions set forth in this Agreement, and subject to and conditioned upon the filing of the DE Amendment with the Delaware Secretary of State pursuant to Section 1.3(a) hereof, at the Subsequent Closing (as defined in Section 1.6 below), SSI/DE shall issue, sell and deliver to Purchaser, and Purchaser shall purchase and acquire from SSI/DE, Eleven Million Nine Hundred Seventeen Thousand (11,917,000) shares of SSI/DE's authorized and unissued Common Stock (the "Subsequent Shares") for the purchase price of $0.30 per Share and an aggregate purchase price of Three Million Five Hundred Seventy Five Thousand One Hundred Dollars ($3,575,100) (the "Subsequent Purchase Price").

     1.6     Subsequent Closing.

            (a) The purchase and sale of the Subsequent Shares shall take place at the offices of Squire, Sanders & Dempsey, LLP, 801 South Figueroa Street, 14th Floor, Los Angeles, California, at 10:00 AM, Pacific Time, on the first business day following the filing of the DE Amendment with the Delaware Secretary of State, or at such other time and place as Purchaser and SSI/DE may agree upon in writing (which time and place are designated as the "Subsequent Closing").

            (b) At the Subsequent Closing, SSI/DE shall deliver to Purchaser a duly executed stock certificate registered in Purchaser's name evidencing the Subsequent Shares against Purchaser's payment to SSI/DE of the Subsequent Purchase Price by wire transfer of immediately available funds to a bank account designated in writing by SSI/DE to Purchaser prior to the Subsequent Closing.

     1.7 Change of Directors of SSI/DE. In the event that the designated directors described in Section 4.3(e) herein shall not have resigned as of the Subsequent Closing, the Purchaser may, at its sole election, waive such
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condition or execute and deliver to SSI/DE a Written Consent of Stockholders of SSI/DE Acting in Lieu of Special Meeting in substantially the form attached hereto as Exhibit F for the purpose of removing from office without cause all of the then acting directors of SSI/DE and electing in their place and stead the following persons: Kenichi Aoshima, Vincent J. Bitetti, Masatoshi Shikanai, Shin Tanabe, and John T. Wholihan; provided, however, that the parties hereto understand and acknowledge that the effectiveness of the foregoing stockholder action shall be subject to and conditioned upon the fulfillment of all applicable requirements under the Exchange Act, the SEC rules and the DGCL. For purposes of fulfilling the closing condition in
Section 4.3(e) herein, SSI/DE shall promptly take or cause to be taken, at its sole cost and expense, any and all actions that may be necessary under the Exchange Act, the SEC rules and the DGCL to permit the foregoing stockholder action to become effective as soon as practicable following the Subsequent Closing, which actions to be taken by SSI/DE shall include, without limitation, the preparation and filing of the Schedule 14C, the Information Statement and any necessary amendments thereto with the SEC and the delivery of the Schedule 14C, the Information Statement and any other written notice required by the DGCL to the stockholders of SSI/DE.

     1.8 Use of Proceeds. SSI/DE hereby agrees that the proceeds of the issuance and sale of the Shares to Purchaser hereunder shall be used solely for general corporate purposes, and shall not, without the prior approval of Purchaser (which approval may be granted or withheld in its sole and absolute discretion) be used for (i) the payment of any dividend or other distribution in respect of any of the shares of capital stock or other securities of SSI/DE, or (ii) the repurchase, redemption or other acquisition of any of the shares of capital stock or other securities of SSI/DE (other than a capital contribution by SSI/DE to SSI/CA, the proceeds of which shall be used by SSI/CA solely in conformity with this Section 1.8).

2.     REPRESENTATIONS AND WARRANTIES OF SSI/DE.

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit G, specifically identifying the relevant subparagraphs hereof, SSI/DE hereby represents and warrants to Purchaser as follows:

     2.1     Organization, Good Standing and Qualification.

             (a)     SSI/DE is a corporation duly organized, validly existing,
and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted. SSI/DE is duly qualified as a foreign corporation to transact business in and is in good standing under the laws of the State of California, and is not qualified as a foreign corporation to transact business or required to so qualify in any other jurisdiction, except to the extent that the failure to so qualify would not have or be reasonably expected to have a material adverse effect in excess of $20,000, individually or in the aggregate, on the assets, liabilities, business, results of operation, prospects or condition (financial or otherwise) of SSI/DE and the Subsidiaries, taken as a whole, or upon SSI/DE's ability to consummate the transactions contemplated by or to perform its obligations in this Agreement or any of the Ancillary Agreements ("Material Adverse Effect"). SSI/DE has heretofore delivered to Purchaser true, correct and complete copies of SSI/DE's Certificate of Incorporation and Bylaws, as amended through the date hereof, and no amendments have been made thereto since the date of such delivery.
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            (b)     Each of the Subsidiaries is a corporation duly organized,
validly existing, and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted. None of the Subsidiaries is qualified as a foreign corporation to transact business in any other jurisdiction and no such qualification is presently required, except to the extent that the failure to so qualify would not have a Material Adverse Effect. SSI/DE has heretofore delivered to Purchaser true, correct and complete copies of the Articles of Incorporation and Bylaws of SSI/CA, as amended through the date hereof, and no amendments have been made thereto since the date of such delivery.

     2.2 Authorization. SSI/DE has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereunder and thereunder, and to issue and sell the Shares hereunder; provided, however, that SSI/DE's corporate power and authority to issue and sell the Subsequent Shares is subject to and conditioned upon the filing of the DE Amendment with the Delaware Secretary of State. All corporate action on the part of SSI/DE, its officers, directors and stockholders necessary for the authorization, execution and delivery by SSI/DE of this Agreement and the Ancillary Agreements, the performance by SSI/DE of all of its obligations hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares hereunder have been taken or will be taken prior to the Initial Closing with respect to the Initial Shares and prior to the Subsequent Closing with respect to the Subsequent Shares. This Agreement and the Ancillary Agreements, when executed and delivered, shall constitute valid and legally binding obligations of SSI/DE, enforceable against it in accordance with the respective terms thereof, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights and remedies,
(ii) applicable laws and general principles of equity relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) applicable laws which may limit the enforceability of the indemnification provisions contained in the Registration Rights Agreement.

     2.3 Capitalization. As of the date hereof, the authorized capital stock of SSI/DE consists of 20,000,000 shares of Common Stock, of which 5,911,796 shares are issued and outstanding. All issued and outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable federal and state securities laws. All issued and outstanding shares of the Common Stock are free of preemptive, first refusal or similar rights created by or contained in any agreement or other instrument to which SSI/DE is a party or by which it is bound, and to the knowledge of SSI/DE, any other agreement or instrument, except that Eric H. Winston holds a presently exercisable option to purchase 100,000 shares of Common Stock from Vincent J. Bitetti. As of the date hereof, (i) 635,256 shares of Common Stock are reserved for issuance in connection with the exercise of outstanding options issued to directors, officers, employees and consultants pursuant to SSI/DE's 1992 Stock Option Plan, the 1995 Stock Option Plan, and the 1999 Director Stock Plan, and (ii) 6,493,824 shares of Common Stock are reserved for issuance in connection with the exercise of outstanding warrants. All of the outstanding options and warrants have been duly authorized and validly issued and were issued in compliance with applicable federal and state securities laws. Of the outstanding warrants, 240,000 have an exercise price of $5.80 per share, and the remainder have an exercise price of $4.40 per share. The Schedule of Exceptions sets forth, as of the date hereof, the holders of
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record of the options and warrants (other than the redeemable warrants) to purchase Common Stock, together with the exercise price, date of grant and number of shares issuable upon exercise of said outstanding options and warrants for each holder thereof. Except as set forth above and in the Schedule of Exceptions, there are no outstanding options, warrants or other rights (including preemptive, first refusal or conversion rights) or any agreements of any kind for the purchase or acquisition from SSI/DE or the Subsidiaries of any shares of their capital stock. Except as set forth on the Schedule of Exceptions, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will cause any outstanding options or warrants to become exercisable. There are no outstanding obligations of SSI/DE to repurchase, redeem or otherwise acquire any shares of its capital stock.

     2.4 Subsidiaries. SSI/DE is the owner, beneficially and of record, of all of the issued and outstanding capital stock and other securities of each of the Subsidiaries, free and clear of any liens, encumbrances, security interests, charges or adverse claims or rights of any kind. All of the outstanding capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. Except for the Subsidiaries, neither SSI/DE nor any of the Subsidiaries owns or controls, directly or indirectly, any interest in any corporation, association or business entity. Neither SSI/DE nor any of the Subsidiaries is, directly or indirectly, a participant in any joint venture, partnership, limited liability company or similar arrangement.

     2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) issued in compliance with applicable federal and state securities laws, and (iii) free of any liens, encumbrances, preemptive rights, rights of first refusal or other restrictions, other than restrictions on transfer under applicable federal and state securities laws and other than liens or encumbrances created by or imposed upon Purchaser.

     2.6 SEC Reports. All reports filed by SSI/DE with the SEC pursuant to the Exchange Act since June 30, 1996, including without limitation reports on Forms 10-KSB, 10-QSB, 8-K and any proxy statements or information statements (collectively, the "SEC Reports"), have been timely filed with the SEC by SSI/DE (subject to applicable grace periods) and were in compliance in all material respects with the requirements applicable at the time of filing. As of the date of filing, none of the SEC Reports contained any untrue statements of material facts nor did they omit to state any material facts necessary to make the statements made therein not misleading. Amendments have been filed to the SEC Reports to the extent necessary to comply with the reporting requirements of the Exchange Act. SSI/DE has not received any comment letters from the SEC with respect to the SEC Reports.

     2.7 Financial Statements. The audited consolidated balance sheet, statement of operations and cash flow statement of SSI/DE as of June 30, 1999 and for the fiscal year then ended (as disclosed in the SEC Reports), and the unaudited consolidated balance sheet, statement of operations and cash flow statement of SSI/DE as of March 31, 2000 and for the nine-month period then ended (together, the "Financial Statements"), are complete and correct in all material respects, fairly present the financial condition of SSI/DE and the Subsidiaries and the results of operations as of the dates and for the periods referred to and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied by SSI/DE, except that the

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unaudited Financial Statements are subject to normal and recurring year-end audit adjustments and may not contain all footnotes required by GAAP. True and complete copies of the Financial Statements have heretofore been delivered to Purchaser, and no changes have been made thereto since the date of delivery. Except as set forth in the Schedule of Exceptions, there are no material liabilities, direct or indirect, fixed or contingent, of SSI/DE or any of the Subsidiaries which are not reflected in the consolidated balance sheet of SSI/DE as of March 31, 2000, except for liabilities and obligations incurred in the ordinary course of business subsequent to March 31, 2000 which do not have a Material Adverse Effect. The Financial Statements included in the SEC Reports comply in all material respects with Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     2.8 Material Contracts and Agreements. Except as set forth on the Schedule of Exceptions, neither SSI/DE nor any of its Subsidiaries has any material contract, agreement, lease, or other commitment, whether written or oral (collectively, "Material Contracts"). For the purpose of this Section 2.8, employment contracts and contracts with labor unions shall be considered to be Material Contracts regardless of amount. All Material Contracts to which SSI/DE or any of its Subsidiaries are a party are valid and binding and in full force and effect in all material respects, and [except as set forth in the Schedule of Exceptions] neither SSI/DE nor any of its Subsidiaries are in breach thereof, and to SSI/DE's knowledge, no other party thereto is in material breach thereof, except for such breaches as would not have a Material Adverse Effect.

     2.9 Obligations to Related Parties. There are no obligations of SSI/DE or any of its Subsidiaries to any officers, directors, or employees of SSI/DE or any of its Subsidiaries, including any member of their immediate families, other than (i) for payment of salary or fees for services rendered,
(ii) reimbursement of reasonable expenses incurred on behalf of SSI/DE or any of its Subsidiaries, (iii) other standard employee benefits made generally available to all employees (including stock option agreements under any stock option plan approved by the Board of Directors of SSI/DE), and (iv) obligations disclosed in the proxy statement filed on November 22, 1999 by SSI/DE with the SEC. None of the foregoing persons is indebted to SSI/DE or any of its Subsidiaries, and to the knowledge of SSI/DE, none of such persons has any direct or indirect ownership interest in any firm, corporation or business entity with which SSI/DE or any of its Subsidiaries are affiliated or with which SSI/DE or any of its Subsidiaries have a business relationship or which competes with SSI/DE or any of its Subsidiaries, except that such persons may own stock in publicly traded companies that may compete with SSI/DE or its Subsidiaries. To the knowledge of SSI/DE, none of the foregoing persons has, directly or indirectly, an interest in any Material Contract of SSI/DE or any of its Subsidiaries with any third party.

     2.10 Title to Properties and Assets; Liens, Etc. Except as set forth on the Schedule of Exceptions, each of SSI/DE and its Subsidiaries has good and marketable title to its properties and assets, and good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (a) liens resulting from taxes which have not yet become delinquent, or (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of SSI/DE or any of its Subsidiaries or their use of their property and assets. All material facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by SSI/DE or any of its Subsidiaries are in satisfactory operating condition and repair, normal wear and tear
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excepted, are adequate for the uses and purposes for which they are presently being used, and are not in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost. Set forth on the Schedule of Exceptions is a correct and complete list (including the amount of rent or other payment called for and a brief description of the leased property) of all material leases under which SSI/DE or any of its Subsidiaries is a lessee. SSI/DE and each of its Subsidiaries enjoy peaceful and undisturbed possession under all such leases, are not in default in any material respect under any such lease, and to SSI/DE's knowledge, there is no default by any lessor under any such lease, except for such defaults as would not have a Material Adverse Effect. Neither SSI/DE nor any of its Subsidiaries presently own and have not previously owned any real property.

     2.11 Compliance with Other Instruments. Neither SSI/DE nor any of its Subsidiaries is in violation of any provision of their certificate or articles of incorporation or bylaws, any judgment, decree, writ, injunction or order of any court or governmental agency or, to SSI/DE's knowledge, of any statute, rule or regulation applicable to any of them except for such violations as would not have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the Ancillary Agreements, and the issuance and sale of the Shares pursuant hereto, will not result in any violation of any provision of SSI/DE's certificate of incorporation or bylaws, or any Material Contract, or be in conflict with or constitute a default under any such provision, except for such violations as would not have a Material Adverse Effect, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of either SSI/DE or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to SSI/DE or any of its Subsidiaries, their business or any of their assets or properties.

     2.12 Litigation. There are no actions, proceedings, or investigations before any court, or administrative agency pending or, to SSI/DE's knowledge, currently threatened against or with respect to SSI/DE or any of its Subsidiaries (or any basis therefor known to SSI/DE), which question the validity of this Agreement or any action taken or to be taken in connection herewith, or which, either individually or in the aggregate, if decided adversely to SSI/DE or any of its Subsidiaries, would have a Material Adverse Effect, or in any material impairment of the right or ability of SSI/DE and any of its Subsidiaries to carry on their business as now conducted or as proposed to be conducted. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to SSI/DE) involving the current or prior employment of any of SSI/DE's or any of its Subsidiaries' employees, former employees or consultants, their use in connection with SSI/DE's or any of its Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither SSI/DE nor any of its Subsidiaries is a party or subject to, and none of their assets are bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. Except as set forth on the Schedule of Exceptions, there is no action, suit, proceeding, or investigation by SSI/DE or any of its Subsidiaries currently pending or that SSI/DE or any of its Subsidiaries intends to initiate.

     2.13 Taxes. Each of SSI/DE and its Subsidiaries has timely filed all tax returns and reports as required by applicable tax laws, rules or regulations. These returns and reports are true and correct in all material respects. Each of SSI/DE and its Subsidiaries has paid all taxes and other

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assessments required to be paid by it under applicable tax laws, rules or regulations, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes for each of SSI/DE and its Subsidiaries as shown in the Financial Statements is adequate for taxes due or accrued as of the respective dates thereof. Neither SSI/DE nor any of its Subsidiaries has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor have they made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. Neither SSI/DE nor any of its Subsidiaries has ever had any tax deficiency proposed or assessed against them and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Neither SSI/DE's nor either of its Subsidiaries' federal income tax returns and none of their state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities and, to SSI/DE's knowledge, no such audit or examination is threatened. No claim has ever been made by any tax authority in any jurisdiction where any of SSI/DE or the Subsidiaries does not file tax returns that any of them is or may be subject to taxation in such jurisdiction. Since the date of the Financial Statements, each of SSI/DE and its Subsidiaries has made adequate provisions on their books of account for all taxes, assessments and governmental charges with respect to their business, properties and operations for such period. Each of SSI/DE and its Subsidiaries has withheld or collected from each payment made to any employee, independent contractor or third party, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving or authorized depositories. Neither SSI/DE nor any of the Subsidiaries is obligated to make, or is a party to any agreement that would obligate any of them to make, any payment that will not be deductible under Section 280G of the Code. Neither SSI/DE nor any of the Subsidiaries is a party to any tax allocation, tax sharing, tax indemnity, gain recognition or closing agreement or other similar arrangement. Neither SSI/DE nor any of its Subsidiaries has been a member of any affiliated or combined group filing consolidated or combined tax returns, except for the affiliated or combined group of which the common parent is SSI/DE. Neither SSI/DE nor any of its Subsidiaries has any liability for the taxes of any other person or entity as a transferee or successor, by contract or otherwise.

     2.14 Employees. To SSI/DE's knowledge, no employee of either SSI/DE or any of its Subsidiaries is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his or her commercially reasonable efforts to promote the interests of SSI/DE and any of its Subsidiaries or that would conflict with SSI/DE's or any of its Subsidiaries' business as conducted or as proposed to be conducted. To SSI/DE's knowledge, no employee or consultant of SSI/DE or any of its Subsidiaries is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee or consultant with SSI/DE, any of its Subsidiaries, or any previous employer. Neither SSI/DE nor any of its Subsidiaries has collective bargaining agreements with any of its employees, and to SSI/DE's knowledge, there is no labor union organizing activity pending or threatened with respect to SSI/DE or any of its Subsidiaries. No employee of SSI/DE or any of its Subsidiaries has been granted the right to continued employment with either

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SSI/DE or any of its Subsidiaries or to any material compensation following termination of employment with any of them, except for the rights granted to Vincent J. Bitetti under the Succession Agreement between him and SSI/DE, dated as of November 12, 1999. SSI/DE is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with SSI/DE and/or any of its Subsidiaries, nor does SSI/DE or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees.

     2.15 Insurance. Each of SSI/DE and its Subsidiaries has adequate insurance, with financially sound and reputable insurers, with respect to their properties that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types (including public liability insurance) as are customarily carried under similar circumstances by such other entities.

     2.16 Registration Rights. Except as set forth on the Schedule of Exceptions, neither SSI/DE nor any of its Subsidiaries is under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

      2.17 Governmental Consents. Except where the failure to obtain the following would not have a Material Adverse Effect, all consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of SSI/DE or any of its Subsidiaries in connection with the valid execution and delivery of this Agreement and the offer, sale or issuance of the Shares contemplated hereby have been obtained, or will be effective at the Initial Closing with respect to the Initial Shares and at the Subsequent Closing with respect to the Subsequent Shares, excluding notices required or permitted to be filed with certain state and federal securities commissions after the Initial or Subsequent Closing, as applicable, which notices will be filed on a timely basis.

     2.18 Offering. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 3.3 hereof, the offer, issue, and sale of the Shares are and will be exempt from the registration requirements of the Securities Act and the registration or qualification requirements of applicable state securities laws. Neither SSI/DE nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption.

    2.19 Operating Rights; Compliance with Laws. To SSI/DE's knowledge, each of SSI/DE and its Subsidiaries has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively "Permits") as are necessary or appropriate to the operation of their business as now conducted and as proposed to be conducted, except where the failure to obtain the foregoing would not have a Material Adverse Effect. Such Permits are in full force and effect, no violations have been recorded in respect of any such Permits, and no proceeding is pending or, to the knowledge of SSI/DE, threatened that could result in the revocation or limitation of any of such Permits. Each of SSI/DE and its Subsidiaries has conducted its business so as to comply in all material respects with all such material Permits. Neither SSI/DE nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of their business or the ownership or use of their properties or assets, which violation would have a Material Adverse Effect.
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     2.20     Rights in Proprietary Information.  Each of SSI/DE and its
Subsidiaries has sufficient right, title and interest in and to all proprietary and intellectual property rights in each case that are material to the conduct of their business as now conducted, without any known conflict or infringement of the rights of others. The Schedule of Exceptions contains a complete list of all copyrights, tradenames, trademarks, trademark applications, patents and patent applications of each of SSI/DE and its Subsidiaries. There are no outstanding options, licenses, claims, security interests, liens or agreements of any kind ("Encumbrances") relating to the foregoing, and neither SSI/DE nor any of its Subsidiaries is bound by or a party to any Encumbrances with respect to the patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except as set forth in the Schedule of Exceptions. Neither SSI/DE nor any of its Subsidiaries has received any communications alleging that any of them has violated or, by conducting their business as proposed, would violate any of the patents, trademarks, service marks, trade names, or other proprietary rights of any other person or entity, nor does SSI/DE have reason to believe that they have violated or, by conducting their business as proposed, would violate any of the patents, trademarks, service marks, trade names, or other proprietary rights of any person or entity. SSI/DE does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made or developed prior to their employment with SSI/DE or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to either SSI/DE or any of its Subsidiaries. Each of SSI/DE and its Subsidiaries has taken and continues to take reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data utilized in the conduct of their business.

     2.21 Minutes. Except as disclosed in the Schedule of Exceptions, the minutes of SSI/DE and SSI/CA made available to Purchaser's counsel for review contain a complete summary of all meetings of and actions by directors and shareholders of SSI/DE and SSI/CA, from July 2, 1996 to the date hereof, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.22 Voting and Shareholders Agreements. Except as described in SSI/DE's proxy statement filed with the SEC on November 22, 1999, to SSI/DE's knowledge, there exist no voting agreements, voting trusts, proxies or similar arrangements involving shares of either SSI/DE's or any of its Subsidiaries' capital stock or any shareholder of SSI/DE or any of its Subsidiaries. Except as described in the foregoing proxy statement, to SSI/DE's knowledge, there exist no shareholder agreements or other commitments, arrangements or understandings among the shareholders of either SSI/DE or any of its Subsidiaries involving the sale or other transfer of shares of SSI/DE's or any of its Subsidiaries' capital stock.

     2.23 Environmental and Safety Laws. To SSI/DE's knowledge, neither SSI/DE nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety (the "Environmental Laws"), and, to SSI/DE's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Each of SSI/DE and its Subsidiaries has conducted its operations in compliance in all material respects with the Environmental Laws. Neither SSI/DE nor any of its Subsidiaries has released and, to the knowledge of SSI/DE, there have been no releases of, hazardous materials on, under, from, or into any of their properties or assets or any property
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operated or used by them.  Neither SSI/DE nor any of its Subsidiaries has transported or arranged for the transportation or disposal of any hazardous material in connection with the operation of its business. No order has been issued, no environmental claim has been filed, no penalty has been assessed and no investigation or review is pending or, to SSI/DE's knowledge, threatened by any governmental or regulatory authority with respect to any alleged failure by either SSI/DE or any of its Subsidiaries to have any license or permit required under applicable Environmental Laws in connection with the conduct of its business or with respect to any generation, treatment, storage, recycling, transportation, discharge or release of any hazardous material in connection with their business or operations, and to the knowledge of SSI/DE, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such order, claim, penalty or investigation. There are no environmental investigations, studies, audits, tests, reviews or other analyses that are in possession of either SSI/DE or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by any of them.

     2.24 Manufacturing and Marketing Rights. Except as set forth on the Schedule of Exceptions, neither SSI/DE nor any of its Subsidiaries has granted rights to manufacture, produce, assemble, license, market, or sell their products to any other person and are not bound by any agreement that affects any of their exclusive rights to develop, manufacture, assemble, distribute, market or sell their products.

     2.25 Changes. Except as set forth on the Schedule of Exceptions, since March 31, 2000, there has not been:

             (a) any change in the assets, liabilities, financial condition or operating results of either SSI/DE or any of its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

             (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of either SSI/DE or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

             (c) any waiver by either SSI/DE or any of its Subsidiaries of a valuable right or of a material debt owed to them;

             (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by either SSI/DE or any of its Subsidiaries, except in the ordinary course of business consistent with past practice and that is not material to the assets, properties, financial condition, operating results or business of either SSI/DE or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

             (e) any material change or amendment to a Material Contract by which either SSI/DE or any of its Subsidiaries or any of their assets or properties is bound or subject;

             (f) any material change in any compensation arrangement or agreement with any employee, officer or director;

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             (g)     any sale, assignment or transfer of any material patents,
trademarks, copyrights, trade secrets or other intangible assets;

             (h) any resignation or termination of employment of any key officer of either SSI/DE or any of its Subsidiaries;

             (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of either SSI/DE or any of its Subsidiaries;

             (j) any mortgage, pledge, transfer of a security interest in, or lien, created by either SSI/DE or any of its Subsidiaries, with respect to any of their material properties or assets, except liens for taxes not yet due or payable;

             (k) any direct or indirect loans or guarantees made by either SSI/DE or any of its Subsidiaries to or for the benefit of their employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of their business;

             (l) any declaration, setting aside or payment or other distribution in respect of any of either SSI/DE's or any of its Subsidiaries' capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by either SSI/DE or any of its Subsidiaries;

             (m) any debt, obligation or liability incurred, assumed or guaranteed by either SSI/DE or any of its Subsidiaries, except those for current liabilities incurred in the ordinary course of business consistent with past practice;

             (n) to SSI/DE's knowledge, any other event or condition of any character that could reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results or business of either SSI/DE or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted); or

             (o) any agreement or commitment by either SSI/DE or any of its Subsidiaries to do any of the things described in this Section 2.25.

     2.26 Employee Benefit Plans. Neither SSI/DE nor any of its Subsidiaries has any "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any similar plans.

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.
Purchaser hereby represents and warrants to SSI/DE as follows:

     3.1 Organization and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to purchase the Shares hereunder.

     3.2 Authorization. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement, when executed and delivered, shall constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with the terms thereof, except as may be

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limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights and remedies, and (ii) applicable laws and general principles of equity relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.3     Investment Representations.

             (a) Purchaser is acquiring the Shares for Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

             (b) Purchaser understands that (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that they must be held by Purchaser indefinitely, and that Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) the Shares will be endorsed with the following legend:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
      SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT."

and (iii) SSI/DE will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to SEC Rule 144 or Rule 144A and Purchaser provides SSI/DE with evidence reasonably satisfactory to SSI/DE and its counsel that the proposed transaction satisfies the requirements of Rule 144 or Rule 144A. SSI/DE agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and SSI/DE and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

          (c) Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

          (d) Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          (e) Purchaser understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from SSI/DE in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances, and Purchaser represents that it is familiar with SEC Rule 144 and Rule 144A, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
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          (f)     Purchaser was not formed for the specific purpose of
acquiring the Shares.

      3.4 Purchaser's principal business address is as set forth on the signature page hereto.

4.    CONDITIONS TO INITIAL AND SUBSEQUENT CLOSINGS.

      4.1 Conditions to Obligations of Purchaser at Initial Closing. Purchaser's obligation to purchase the Initial Shares at the Initial Closing is subject to the fulfillment, at or prior to the Initial Closing, of all of the following conditions, which conditions may be waived by Purchaser in its sole discretion:

          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by SSI/DE in Section 2 hereof shall be true and correct on the date of the Initial Closing with the same force and effect as if they had been made on and as of said date, and SSI/DE shall have performed and satisfied all obligations and conditions herein required to be performed or satisfied by it on or prior to the Initial Closing.

          (b) Absence of Material Adverse Change. Neither SSI/DE nor any of its Subsidiaries shall have experienced any material adverse change to their assets, properties, liabilities, business, operations, financial condition or prospects as of the Initial Closing, including, without limitation, any material adverse change in the extent or nature of either SSI/DE's or any of its Subsidiaries' lines of credit from and after May 11, 2000 and through the date of the Initial Closing.

          (c) Compliance Certificate. SSI/DE shall have delivered to Purchaser a certificate, executed by the Chief Executive Officer or President and the Secretary of SSI/DE, dated the date of the Initial Closing, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 4.1 and subparagraph (f) of this Section 4.1 with respect to the Board of Directors of SSI/DE.

          (d) Accumulated Deficits. The accumulated deficits of each of SSI/DE and its Subsidiaries on a consolidated basis (as determined in accordance with GAAP, consistently applied) shall not have exceeded $20,000,000 as of the Initial Closing.

          (e) Financial Certificate. SSI/DE shall have delivered to Purchaser a certificate, executed by the Chief Executive Officer or President and the Chief Financial Officer of SSI/DE, dated the date of the Initial Closing, certifying (i) that the statement of cash flows presented to Purchaser on June 9, 2000 accurately represents in all material respects the projected financial position and forecast of the results of operations of SSI/DE and its Subsidiaries for the period ending December 31, 2003, and (ii) the fulfillment of the condition specified in subparagraph (d) of this Section 4.1.

           (f) Board Approvals. This Agreement and the Ancillary Agreements, and the transactions contemplated hereunder and thereunder, shall have been approved by the Board of Directors of each of Purchaser, TDK Corporation (the parent Company of Purchaser), and SSI/DE on or prior to the Initial Closing.
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           (g)     Registration Rights Agreement  SSI/DE and Purchaser shall
have entered into the Registration Rights Agreement, dated as of the date hereof, in the form of Exhibit H attached hereto (the "Registration Rights Agreement").

           (h) Lock-Up Agreement. SSI/DE, the Purchaser and Vincent J. Bitetti shall have entered into the Lock-Up Agreement, dated as of the date hereof, in the form of Exhibit I attached hereto (the "Lock-Up Agreement").

           (i) Written Consent. Vincent J. Bitetti shall have executed and delivered to Purchaser the Written Consent of Stockholders of SSI/DE Acting in Lieu of Special Meeting in substantially the form attached hereto as Exhibit A, relating to the approval of the DE Amendment in substantially the form attached hereto as Exhibit B.

           (j) SSI/CA Directors. Each of the existing directors of SSI/CA shall have resigned or been removed from office without cause by SSI/DE, and each of the following persons shall have been appointed by SSI/DE to serve as directors of SSI/CA: Kenichi Aoshima, Vincent J. Bitetti, Masatoshi Shikanai, Shin Tanabe and John T. Wholihan, effective as of the date of the Initial Closing.

           (k) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Initial Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Initial Closing.

           (l) Opinion of SSI/DE's Counsel. SSI/DE shall have delivered to Purchaser an opinion of Swidler Berlin Shereff Friedman, LLP, counsel for SSI/DE, addressed to the Purchaser, dated as of the date of the Initial Closing, and substantially in the form of Exhibit J attached hereto.

           (m) Proceedings and Documents. All corporate and other proceedings of each of SSI/DE and its Subsidiaries in connection with the transactions contemplated at the Initial Closing shall be completed, and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, who shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           (n) Absence of Litigation. As of the date of the Initial Closing, there shall be no pending or threatened suit, action or other legal or administrative proceeding seeking to prohibit or enjoin, challenge the legality or validity of or recover damages or other relief in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereunder and thereunder.

           (o) Irrevocable Proxy. Vincent J. Bitetti shall have executed and delivered to Purchaser the Irrevocable Proxy in the form attached hereto as Exhibit K.

     4.2 Conditions to Obligations of SSI/DE at Initial Closing. SSI/DE's obligation to issue and sell the Initial Shares at the Initial Closing shall be subject to the fulfillment, at or prior to the Initial Closing, of all of the following conditions, which conditions may be waived by SSI/DE in it sole discretion:

           (a) Representations and Warranties True. The representations and warranties made by Purchaser in Section 3 hereof shall be true and correct at the date of the Initial Closing, with the same force and effect as if they had been made on and as of said date.

           (b) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Initial Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Initial Closing.

           (c) Absence of Litigation. As of the date of the Initial Closing, there shall be no pending or threatened suit, action or other legal or administrative proceeding seeking to prohibit or enjoin, challenge the legality or validity of or recover damages or other relief in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereunder and thereunder.

     4.3 Conditions to Obligations of Purchaser at Subsequent Closing. Purchaser's obligation to purchase the Subsequent Shares at the Subsequent Closing is subject to the fulfillment, at or prior to the Subsequent Closing, of all of the following conditions, which conditions may be waived by Purchaser in its sole discretion:

           (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by SSI/DE in Section 2 hereof shall be true and correct on the date of the Subsequent Closing with the same force and effect as if they had been made on and as of said date, and SSI/DE shall have performed and satisfied all obligations and conditions herein required to be performed or satisfied by it on or prior to the Subsequent Closing.

           (b) Absence of Material Adverse Change. Neither SSI/DE nor any of its Subsidiaries shall have experienced any material adverse change to any of their assets, properties, liabilities, business, operations, financial condition or prospects from and after the Initial Closing through the date of the Subsequent Closing.

           (c) Compliance Certificate. SSI/DE shall have delivered to Purchaser a certificate, executed by the Chief Executive Officer or President and the Secretary of SSI/DE, dated the date of the Subsequent Closing, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 4.3.

           (d) DE Amendment. The DE Amendment shall have been filed with the Delaware Secretary of State.

           (e) Resignation of SSI/DE Directors. At the Subsequent Closing, each of Richard Azevedo, Mark A. James and Samuel L. Poole shall have resigned as directors of SSI/DE and the resulting vacancies shall have been filled by the SSI/DE Board of Directors' appointment of Kenichi Aoshima, Masatoshi Shikanai, and Shin Tanabe.

           (f) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Subsequent Shares pursuant to this

Agreement shall have been duly obtained and shall be effective on and as of the Subsequent Closing.

           (g) Absence of Litigation. As of the date of the Subsequent Closing, there shall be no pending or threatened suit, action or other legal or administrative proceeding seeking to prohibit or enjoin, challenge the legality or validity of or recover damages or other relief in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereunder and thereunder.

           (h) Third Party Consents. Each of SSI/DE and its Subsidiaries shall have delivered to Purchaser true and correct copies of all written consents of third parties (including, without limitation, licensors) required to be obtained pursuant to the terms of all Material Contracts of each of SSI/DE and its Subsidiaries as a result of or in connection with the proposed transactions contemplated by this Agreement or the Ancillary Agreements.

           (i) Opinion of SSI/DE's Counsel. SSI/DE shall have delivered to Purchaser an opinion of Swidler Berlin Shereff Friedman, LLP, counsel for SSI/DE, addressed to the Purchaser, dated as of the date of the Subsequent Closing, and substantially in the form of Exhibit J attached hereto.

     4.4 Conditions to Obligations of SSI/DE at Subsequent Closing. SSI/DE's obligation to issue and sell the Subsequent Shares at the Subsequent Closing shall be subject to the fulfillment, at or prior to the Initial Closing, of all of the following conditions, which conditions may be waived by SSI/DE in it sole discretion:

           (a) Representations and Warranties True. The representations and warranties made by Purchaser in Section 3 hereof shall be true and correct at the date of the Subsequent Closing, with the same force and effect as if they had been made on and as of said date.

           (b) Compliance Certificate. Purchaser shall have delivered to SSI/DE a certificate, executed by the President and the Secretary of Purchaser, dated the date of the Subsequent Closing, certifying to the fulfillment of the conditions specified in subparagraph (a) of this Section 4.4.

           (c) DE Amendment. The DE Amendment shall have been filed with the Delaware Secretary of State.

           (d) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Subsequent Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Subsequent Closing.

          (e) Absence of Litigation. As of the date of the Subsequent Closing, there shall be no pending or threatened suit, action or other legal or administrative proceeding seeking to prohibit or enjoin, challenge the legality or validity of or recover damages or other relief in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereunder and thereunder.

5.     COVENANTS.

       5.1 Covenants of SSI/DE. In addition to any other covenants of SSI/DE stated under this Agreement, SSI/DE further covenants and agrees as follows:

               (a) Access. From the date hereof to the Initial Closing, SSI/DE shall permit, and shall cause its Subsidiaries to permit, Purchaser and its accountants, advisors, attorneys and other agents and representatives full and complete access during regular business hours to the respective assets, properties, premises, books, records, files, documents, information, data, directors, officers, employees, accountants, attorneys and other agents and representatives of each of SSI/DE and its Subsidiaries for inspection, review, copying and consultation for purposes of Purchaser's due diligence investigation of the assets, properties, liabilities, business, operations, financial condition and prospects of SSI/DE and its Subsidiaries; provided, however, that such investigation shall not unreasonably interfere with the business and operations of either SSI/DE or any of its Subsidiaries; and provided further, however, that Purchaser shall continue to observe all of the terms and conditions of that certain Mutual Nondisclosure Agreement, dated as of April 19, 2000, by and between Purchaser and SSI/DE.

              (b) Conduct of Business. From the date hereof to the Initial Closing, SSI/DE shall, and shall cause its Subsidiaries to, (i) continue to conduct their business, as presently conducted, in the ordinary course and consistent with past practice, (ii) use their commercially reasonable best efforts to preserve and maintain intact the goodwill of their employees, licensors, licensees, contractors, suppliers, customers and other third parties having business dealings with each of SSI/DE and its Subsidiaries, and (iii) refrain from engaging in any transaction other than in the ordinary course of business and consistent with past practice, except as may be approved in advance by Purchaser.

              (c) Standstill Provisions From the date hereof to the Initial Closing, and except as may be approved in advance by Purchaser, SSI/DE shall refrain from, and shall cause its Subsidiaries to refrain from, (i) issuing any shares of capital stock or other securities, other than pursuant to the exercise of existing stock options or warrants, (ii) granting any stock options, warrants or other rights to acquire capital stock or other securities, other than pursuant to existing employee stock option plans and consistent with past practice, (iii) entering into, amending or voluntarily terminating any employment agreement with any new or existing employee, (iv) granting any increase in the compensation, bonuses, benefits or other remuneration payable to any employee or consultant, (v) entering into, amending or voluntarily terminating any license, royalty or distribution agreement, and (vi) entering into, amending or voluntarily terminating any lease or rental agreement.

              (d) License Agreements. From the date hereof to the Initial Closing, SSI/DE shall use, and shall cause its Subsidiaries to use, all commercially reasonable best efforts to amend, on or prior to the Initial Closing, all existing license agreements to delete the termination right of the licensor upon a change in management or control of either SSI/DE or any of its Subsidiaries. Notwithstanding the foregoing, the SSI/DE shall comply with, and shall cause its Subsidiaries to comply with, all notice, consent and other requirements under all of the license agreements to ensure that neither SSI/DE nor any of its Subsidiaries breaches any of the terms of the license agreements by entering into or performing its obligations under this Agreement.

             (e) Termination of Existing Agreements. Upon the request of Purchaser, SSI/DE shall use, and shall cause the Subsidiaries to use, their commercially reasonable efforts to cooperate with and assist Purchaser in connection with the termination of the following agreements: (i) the Underwriting Agreement, dated as of July 1, 1996, by and among SSI/DE and the underwriters thereto; (ii) the Stockholder Voting Agreement, dated as of April 30, 1996, by and among Vincent J. Bitetti, Eric Winston and ASSI, Inc., and
(iii) the Consent of ASSI, Inc. pursuant to the Stockholder Voting Agreement, dated as of April 27, 1998.

             (f) Exclusivity. In recognition of the time and expense incurred to date and to be hereafter incurred by Purchaser in connection with the proposed transactions contemplated herein, SSI/DE agrees that, from the date hereof to the Initial Closing, it shall refrain from, and shall cause its Subsidiaries to refrain from, and shall cause any of their directors, officers, employees, agents and other representatives to refrain from, soliciting, entertaining, discussing, negotiating, considering or providing confidential or proprietary information in connection with any offer, proposal or other inquiry from any other party with respect to the purchase, issuance or sale of the capital stock or assets of either SSI/DE or any of its Subsidiaries, in whole or in part, or with respect to any merger, consolidation, reorganization, recapitalization or other similar transaction involving SSI/DE or any of its Subsidiaries, without the prior written consent of Purchaser. SSI/DE shall immediately notify Purchaser of any communication or other contact from or with any other party regarding any such offer, proposal or other inquiry. Notwithstanding the foregoing, in the event of and to the extent required by the fiduciary obligations of SSI/DE's Board of Directors, as determined in good faith by such Board of Directors on the basis of a written opinion of outside legal counsel, if either SSI/DE or any of its Subsidiaries receives a proposal that has not been solicited by any of them or any director, officer, employee, agent or other representative thereof, with respect to a Control Transaction (as hereinafter defined), SSI/DE or its Subsidiaries may participate in such discussions or negotiations or furnish (pursuant to a confidentiality agreement in customary form) confidential or proprietary information in response to such proposal; provided, however, that in the event that SSI/DE or any of its Subsidiaries consummates a Control Transaction with any person or entity (other than Purchaser or its affiliates) at any time on or prior to the expiration of the one-year period following the date hereof, either SSI/DE or one of its Subsidiaries shall immediately pay to Purchaser the sum of $500,000 in cash as compensation for the time, effort and expense incurred by Purchaser to date and to be hereafter incurred by Purchaser in connection with the transactions contemplated herein and for the loss of opportunity suffered by Purchaser on account of the consummation of a Control Transaction by either SSI/DE or any of its Subsidiaries with any other person or entity. For purposes of this Agreement, "Control Transaction" means any transaction that involves a (i) merger, consolidation, reorganization, recapitalization or other similar business combination involving either SSI/DE or any of its Subsidiaries; (ii) sale of all or substantially all of the assets of either SSI/DE or any of its Subsidiaries; or (iii) sale or issuance of common stock or other equity securities by either SSI/DE or any of its Subsidiaries to a person which, following such sale or issuance, will beneficially own the common stock or other equity securities of either SSI/DE or any of its Subsidiaries representing a majority of the voting power with respect to the election of the directors of either SSI/DE or any of its Subsidiaries.

6.     MISCELLANEOUS.

      6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

      6.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Purchaser and the Initial Closing and Subsequent Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of SSI/DE pursuant hereto shall be deemed to be representations and warranties by SSI/DE hereunder as of the date of such certificate or instrument.

      6.3 Public Disclosure. SSI/DE shall inform Purchaser prior to making any public comment, statement or announcement or otherwise disclosing or permitting the disclosure of this Agreement, any of the terms, conditions or other aspects of the transactions described herein or the existence or status of the discussions between the parties regarding a potential transaction. SSI/DE shall provide a copy of any such proposed disclosure to Purchaser prior to dissemination and all such disclosures shall conform to applicable legal requirements and shall accurately reflect the terms of the proposed transaction.

     6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto.

     6.5 Entire Agreement. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     6.6 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.7 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of SSI/DE and Purchaser.

     6.8 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to Purchaser, at Purchaser's address as set forth under Purchaser's signature at the end of this Agreement, or at such other address as Purchaser shall have furnished to SSI/DE in writing, or (b) if to SSI/DE, at its address as set forth at the end of this Agreement, or at such other address as SSI/DE shall have furnished to Purchaser in writing.

     6.9     Finders' Fees.

             (a) SSI/DE (i) represents and warrants to Purchaser that neither SSI/DE nor any of the Subsidiaries has retained any finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which either SSI/DE or any of its Subsidiaries or any of their employees or representatives is responsible.

             (b) Purchaser (i) represents and warrants to SSI/DE that Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold SSI/DE harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives are responsible.

     6.10 Fees and Expenses. The parties hereto shall each bear their respective legal, accounting and other costs and expenses incurred by them in connection with the negotiation, preparation, execution and delivery of this Agreement, any other related agreements and the consummation of the proposed transactions contemplated herein. If legal action is brought by, or on behalf of, either party to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.

     6.11 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     6.13 Delays or Omissions. No delay or omission by either party in exercising any right, power or remedy of such party under this Agreement shall impair any such right, power or remedy, nor shall any such delay or omission be construed to be a waiver of any breach or default by the other party of any provision of this Agreement. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

                       [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date first above written.

Address:

26115 Mureau Road
Suite B
Calabasas, California  91302-3126          SOUND SOURCE INTERACTIVE, INC.,
a Delaware corporation


                                          By:
                                             ----------------------------
                                             Vincent J. Bitetti, CEO

Address:

12 Harbor Park Drive
Port Washington, NY  11050          TDK USA CORPORATION,
a New York corporation

                                    By:
                                       -------------------------------
                                       Kenichi Aoshima, President

EXHIBIT A

                 WRITTEN CONSENT OF STOCKHOLDERS OF SSI/DE
                   ACTING IN LIEU OF SPECIAL MEETING

[ATTACHED]

EXHIBIT B

                   SSI/DE'S CERTIFICATE OF INCORPORATION

                               [ATTACHED]

EXHIBIT C

                    ARTICLES OF INCORPORATION OF SSI/CA

                                 [ATTACHED]

EXHIBIT D

              WRITTEN CONSENT OF SOLE SHAREHOLDER OF SSI/CA
                   ACTING IN LIEU OF SPECIAL MEETING

                               [ATTACHED]

EXHIBIT E

                 WRITTEN CONSENT OF SOLE SHAREHOLDER OF BWTL
                   ACTING IN LIEU OF SPECIAL MEETING

                               [ATTACHED]

EXHIBIT F

                  WRITTEN CONSENT OF STOCKHOLDERS OF SSI/DE
                    ACTING IN LIEU OF SPECIAL MEETING

                                [ATTACHED]

EXHIBIT G

                          SCHEDULE OF EXCEPTIONS

                                [ATTACHED]

EXHIBIT H

                        REGISTRATION RIGHTS AGREEMENT

                                 [ATTACHED]

EXHIBIT I

                          LOCK-UP AGREEMENT

                             [ATTACHED]

EXHIBIT J

                        OPINION OF SSI/DE'S COUNSEL
                    SWIDLER BERLIN SHEREFF FRIEDMAN LLP

                                [ATTACHED]

EXHIBIT K

                            IRREVOCABLE PROXY

                               [ATTACHED]